UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

iShares, Inc.

iShares Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Questions and Answers for Professional Investors investing in US domiciled

iShares Funds Regarding

Proposals at the Special Meetings of Shareholders

of the US domiciled iShares Funds

Please note: this does not apply to German and Irish domiciled iShares funds

Q.	Why are iShares Funds shareholders being contacted?

A.	BlackRock, Inc. (“BlackRock”) is acquiring Barclays Global Investors, N.A. (“BGI”) (the “BlackRock Transaction”), including Barclays Global Fund Advisors (the “Advisor”), adviser to the US domiciled iShares exchange traded funds (the “iShares Funds”). Under the Investment Company Act of 1940, as amended (the “1940 Act”), shareholder approval of a new investment advisory agreement for each iShares Fund is required (each, a “New Advisory Agreement”).

Q.	Will shareholders in the various iShares Funds be contacted?

A.	If you or your clients held shares of an iShares Fund as of August 25, 2009 (“Shareholders of Record”), they are entitled to receive proxy materials for the two special shareholder meetings (“Special Meetings of Shareholders”). Shareholders of Record will receive the Joint Proxy Statement containing multiple proxy cards in the mail or via email, and may be contacted by a proxy solicitor via telephone. The Special Meetings of Shareholders are both scheduled to be held on November 4, 2009 in order to consider and vote upon certain proposals recommended by the Board of Directors of iShares, Inc. and the Board of Trustees of iShares Trust (collectively, the “Board of the iShares Funds”). Participation in the voting process by all clients and shareholders, large and small, is critical to allow each iShares Fund to act on the proposals set forth in the Joint Proxy Statement. It is important to note that if you or your clients are Shareholders of Record, they have the right to vote their shares regardless of whether they have sold their iShares Fund shares after the record date (August 25, 2009).

Q.	Will there be substantial changes to the iShares business as a result of the BlackRock Transaction?

A.

No. It is expected that the iShares business will continue to offer its line-up of iShares Funds and it is expected that the nature and scope of services provided under the current advisory agreements will continue undiminished under the New Advisory Agreements. Moreover, the proposal to approve the New Advisory Agreements does not seek any increase in the advisory fee rates for any iShares

Fund, and the Advisor has no present intention to alter the advisory fee rates, expense waivers or expense reimbursements currently in effect for a period of two years from the close of the BlackRock Transaction.

Q.	What proposals are shareholders being asked to vote on?

A.	There are up to three proposals that shareholders will be asked to vote on:

First Special Meeting of Shareholders

Proposal 1 (for shareholders of each Fund): To approve a New Advisory Agreement between each iShares Fund and Barclays Global Fund Advisors.

Proposal 2 (for shareholders of certain Funds): To approve a change in the classification of such iShares Fund’s investment objective from a fundamental investment policy to a non-fundamental investment policy (meaning the investment objective can be changed by the Board of the iShares Funds without shareholder approval).

Second Special Meeting of Shareholders

Proposal 1 (for shareholders of each Fund): To elect a proposed Board of Directors of iShares, Inc. or a proposed Board of Trustees of iShares Trust, as applicable.

Q.	Has the Board of the iShares Funds provided a recommendation to shareholders on how they should vote on the three proposals?

A.	Yes, the Board of the iShares Funds has unanimously approved each proposal and recommends that shareholders vote in favor of each proposal.

Q.	Why are shareholders being asked to vote on a New Advisory Agreement for their iShares Fund?

A.	A few key points to highlight:

•	As required by the 1940 Act, upon the closing of the BlackRock Transaction, the current investment advisory agreements between the Advisor and each iShares Fund will terminate.

•	Under the 1940 Act, shareholders of each iShares Fund must approve a New Advisory Agreement for each of their iShares Fund.

•

The proposal to approve the New Advisory Agreements does not seek any increase in the advisory fee rates for any iShares Fund, and the Advisor has no present intention to alter the advisory fees rates, expense waivers or expense reimbursements currently in effect for a period of two years from the close of the BlackRock Transaction.

•

Following the approval of the New Advisory Agreement by shareholders, the Advisor will continue to perform all portfolio management services for the iShares Funds and it is intended that the nature and scope of services provided under the current advisory agreements will continue undiminished under the New Advisory Agreements.

Q.	Why are shareholders of certain iShares Funds being asked to approve the reclassification of their Fund’s investment objective from a fundamental policy to a non-fundamental policy?

A.	A few key points to highlight:

•

The proposal is designed to provide the Advisor and Board of the iShares Funds with the flexibility to respond to changing conditions in a manner they deem to be in the best interests of a particular iShares Fund and its shareholders without incurring the cost of a proxy solicitation.

•

The proposed reclassification will not result in any changes to an iShares Fund’s current investment objective unless changes are approved by the Board of the iShares Funds at some point in the future.

•	The Advisor does not intend to alter the way in which it manages any of the iShares Funds as a result of this proposal.

Q.	Are the nominees for election to the Boards of the iShares Funds different than current Board members?

A.	Each nominee for the Boards of iShares, Inc. and iShares Trust currently serves as a Director/Trustee of the iShares Funds, except for Robert S. Kapito. Mr. Kapito is the President of BlackRock and one of its Directors. If each nominee is elected, the Board of the iShares Funds will remain the same, except for the addition of Mr. Kapito. If elected by shareholders, Mr. Kapito’s term will begin upon closing of the BlackRock Transaction.

Q.	How can shareholders vote?

A.	Shareholders may vote in a variety of different ways. We believe the fastest and most convenient way for clients to vote is by calling a Live Operator at D.F. King, our proxy solicitor, at +1 646 378 4860. To vote by Live Operator, shareholders will not be required to provide the multiple “control” numbers located on each of the proxy cards they receive. Shareholders may also vote by mail, by telephone using an automated system, by the internet (www.proxyvote.com), or in person, all as further detailed in the Joint Proxy Statement received by shareholders.

Q.	Can I vote on behalf of my clients?

A.	Provided you have authorization from your client, Financial Advisers and their teams can vote on behalf of their clients in one of two ways:

•

If you or your team receives authorization from your client, you may vote on their behalf by calling a Live Operator at D.F. King at +1 646 378 4860. You will need to state that you are authorized to vote on behalf of your client and you will need to verify the full name of the client and address on record; or

•	If you or your team has multiple accounts you want to vote, you can fax or email your client information for processing. Please call D.F. King at +1 646 378 4860 to learn more about these services.

If you or your teams vote on behalf of your client, the call will be recorded (or your fax or email will be retained for recordkeeping) and your client will receive a confirmation statement to ensure that the vote is properly recorded.

Q.	Will shareholders receive multiple proxy cards?

A.	Yes. There are two separate Special Meetings of Shareholders called for each iShares Fund. Consequently, a shareholder invested in one iShares Fund will receive two proxy cards. If a shareholder owns shares in more than one iShares Fund, they will receive multiple proxy cards. If a shareholder votes using a Live Operator (as detailed above), they will be able to vote all of their proxy cards at the same time and will not be required to go through each one individually.

Q.	What is the deadline for shareholders to submit their vote? Will shareholders be contacted multiple times?

A.	Please vote as soon as possible. It is important that every shareholder participates in the governance of their iShares Fund to ensure that their iShares Fund receives enough votes to act on the proposals. If votes are not received promptly or if we do not receive enough votes, shareholders may be solicited repeatedly. Solicitation may take the form of additional mailings, emails, or telephone calls.

Shareholders may receive a telephone call from Broadridge or D.F. King, two proxy solicitation firms hired to assist in the process. Both firms can accept shareholders votes over the telephone.

All votes should be received before November 4, 2009, the date of the Special Meetings of Shareholders to consider and vote upon proposals recommended by the Board of the iShares Funds. Alternatively, a shareholder may vote in-person at the Special Meetings of Shareholders on November 4, 2009.

Q.	What if I have additional questions?

A.	If you have additional questions, please contact D.F. King at +1 646 378 4860 or visit www.proxyvote.com. Alternatively you can contact your local iShares Representative.

Carefully consider the iShares Funds’ investment objectives, risk factors and charges and expenses before investing. iShares Fund prospectuses may be obtained by visiting www.iShares.com. Read the prospectus carefully before investing.

Investing involves risk, including possible loss of principal.

The iShares Funds are distributed by SEI Investments Distribution Co. (SEI). Barclays Global Fund Advisors (BGFA) serves as the investment advisor to the iShares Funds. BGFA is a subsidiary of Barclays Global Investors, N.A., neither of which is affiliated with SEI.

©2009 Barclays Global Investors, N.A. All rights reserved. iShares® is a registered trademark of Barclays Global Investors, N.A. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. iS-1232-0909

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